EXHIBIT 99.1

PRESS RELEASE	For more information contact:

Prosperity Bancshares, Inc.®	Dan Rollins
Prosperity Bank Plaza	President and Chief Operating Officer
4295 San Felipe	281.269.7199
Houston, Texas 77027	dan.rollins@prosperitybanktx.com

FOR IMMEDIATE RELEASE

PROSPERITY BANCSHARES, INC.®

FIRST QUARTER EARNINGS UP 13.4%

•	1Q 2008 Earnings Per Share of $0.52 (diluted)

•	1Q 2008 Organic Loan Growth of 8.4% annualized

HOUSTON, April 18, 2008. Prosperity Bancshares, Inc.® NASDAQ: (PRSP), the parent company of Prosperity Bank®, reported earnings for the quarter ended March 31, 2008. Net income for the quarter was $22.938 million or $0.52 per diluted common share, an increase in net income of $2.709 million or 13.4%, compared with $20.229 million or $0.50 per diluted common share for the same period in the prior year.

Prosperity completed its acquisition of the Houston branches of Banco Popular North America on January 10, 2008, The Bank of Navasota, N.A. on September 1, 2007 and Texas United Bancshares, Inc. on January 31, 2007. The results of operations for these acquisitions have been included in Prosperity’s consolidated financial statements since their respective purchase dates. During the first quarter, Prosperity announced the proposed acquisition of 1st Choice Bank, which has two locations in Houston.

“I am pleased to report another sound quarter of performance by our team,” said David Zalman, Prosperity’s Chairman and Chief Executive Officer. “Our strong asset quality along with our style of community banking should continue to help us build value for our shareholders.”

Results of operations for the three months ended March 31, 2008

For the three months ended March 31, 2008, net income was $22.938 million compared with $20.229 million for the same period in 2007. Net income per diluted common share was $0.52 for the three months ended March 31, 2008 compared with $0.50 for the same period in 2007. Returns on average assets, average common equity and average tangible common equity for the three months ended March 31, 2008 were 1.43%, 8.02% and 27.28%, respectively. Prosperity’s efficiency ratio was 45.06% for the three months ended March 31, 2008.

Net interest income before provision for credit losses for the quarter ended March 31, 2008 increased 12.8% to $51.995 million compared with $46.088 million during the same period in 2007. The increase was attributable primarily to an 8.9% increase in average earning assets.

Non-interest income increased 8.6% to $12.679 million for the three months ended March 31, 2008 compared with $11.671 million for the same period in 2007. The increase was attributable primarily to deposit service charges on the increased number of deposit accounts as a result of the additional banking centers acquired in January 2007, September 2007 and January 2008. Linked quarter non-interest income decreased $569,000.

Non-interest expense increased $1.849 million or 6.8% to $29.120 million for the first quarter of 2008 compared with $27.271 million for the first quarter of 2007. The increase was attributable primarily to the increased operating costs associated with the additional banking centers acquired as a part of the acquisitions completed in January 2007, September 2007 and January 2008. Linked quarter non-interest expense decreased $10.293 million or 26.1%, which was primarily due to a $9.975 million pre-tax impairment write-down on securities in the fourth quarter of 2007.

Balance Sheet Data (at period end)	Mar 31, 2008	Dec 31, 2007	Mar 31, 2007
(In Thousands)	(Unaudited)	(Unaudited)	(Unaudited)

Loans:
Acquired with Texas United Bancshares	$934,959	$959,949	$1,091,475
Acquired with The Bank of Navasota	24,339	27,641	0
Acquired with Banco Popular Houston Branches	1,629	0	0
All other	2,200,700	2,155,381	2,156,233

Total Loans	$3,161,627	$3,142,971	$3,247,708

Deposits:
Assumed with Texas United Bancshares	$1,137,085	$1,154,486	$1,284,945
Assumed with The Bank of Navasota	59,212	61,447	0
Assumed with Banco Popular Houston Branches	117,873	0	0
All other	3,634,548	3,750,474	3,643,295

Total Deposits	$4,948,718	$4,966,407	$4,928,240

Loans at March 31, 2008 were $3.162 billion, a decrease of $86.1 million, or 2.7%, compared with $3.248 billion at March 31, 2007. Linked quarter loan growth increased 0.6% or $18.656 million, with loans increasing from $3.143 billion at December 31, 2007 to $3.162 billion at March 31, 2008. As reflected in the table above, linked quarter loan growth for the first quarter of 2008 was impacted by the loans acquired as a part of the acquisitions of Texas United, Navasota and the Banco Popular Houston branches. Excluding the loans acquired as a part of those acquisitions, linked quarter loans increased 2.1%, or 8.4% on an annualized basis.

Deposits at March 31, 2008 were $4.949 billion, an increase of $20.5 million or 0.4%, compared with $4.928 billion at March 31, 2007. Linked quarter deposits decreased 0.4% from $4.966 billion at December 31, 2007. As reflected in the table above, linked quarter deposits for the first quarter of 2008 were impacted by the deposits assumed as a part of the acquisitions of Texas United, Navasota and the Banco Popular Houston branches. Excluding deposits assumed as a part of those acquisitions, linked quarter deposit decreased 3.1%.

Average loans increased 9.3% or $267.145 million to $3.143 billion for the quarter ended March 31, 2008 compared with $2.876 billion for the same period of 2007. Linked quarter average loans increased $6.659 million from $3.137 billion. Average deposits increased 8.9% to $4.938 billion for the quarter ended March 31, 2008 compared with $4.536 billion for the same period of 2007. Linked quarter average deposits increased $152.815 million from $4.785 billion.

The provision for credit losses was $1.167 million for the three months ended March 31, 2008, $245,000 for the three months ended March 31, 2007 and $120,000 for the three months ended December 31, 2007. In making its evaluation of the adequacy of the allowance for credit losses, management considers factors such as historical loan loss experience, industry diversification of the Company’s commercial loan portfolio, the amount of nonperforming assets and related collateral, the volume, growth and composition of the Company’s loan portfolio, current economic changes that may affect the borrower’s ability to pay and the value of collateral, the evaluation of the Company’s loan portfolio through its internal loan review process and other relevant factors.

Non-performing assets totaled $17.554 million or 0.33% of average earning assets at March 31, 2008 compared with $4.314 million or 0.09% of average earning assets at March 31, 2007 and $15.390 million or 0.30% of average earnings assets at December 31, 2007. At March 31, 2008, the allowance for credit losses was 1.01% of total loans, compared with 1.12% at March 31, 2007.

Conference Call

Prosperity’s management team will host a conference call on Friday, April 18, 2008 at 10:30 a.m. Eastern Daylight Savings Time (9:30 a.m. Central Daylight Savings Time) to discuss Prosperity’s first quarter earnings. Individuals and investment professionals may participate in the call by dialing 1-800-894-5910, the reference code is PBTX.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity’s website at www.prosperitybanktx.com. The webcast may be accessed directly from Prosperity’s Investor Relations page by clicking on the “1st Quarter Results and Webcast” link.

Pending Acquisition of 1st Choice Bancorp, Inc.

On February 7, 2008, Prosperity announced that it had entered into a definitive agreement to acquire 1st Choice Bancorp, Inc. and its wholly-owned subsidiary, 1st Choice Bank. 1st Choice Bancorp, Inc. operates two (2) banking offices in Houston, Texas, with one location in South Houston and another in the Heights area, which will be consolidated with Prosperity’s Heights location and remain in 1st Choice’s Heights banking office. As of March 31, 2008, 1st Choice Bancorp reported total assets of approximately $313.9 million, loans of approximately $198.9 million, deposits of approximately $285.1 million and stockholders’ equity of approximately $27.5 million.

Acquisition of Banco Popular’s Houston Branches

On January 10, 2008, Prosperity Bank® completed its previously announced acquisition of six (6) Houston retail bank branches from Banco Popular North America. The branches had an aggregate of approximately $125 million in combined deposits. All six (6) locations are now operating as full service banking centers of Prosperity Bank®.

Acquisition of The Bank of Navasota, N.A.

On September 1, 2007, Prosperity completed its previously announced acquisition of The Bank of Navasota, N.A. Navasota is located between Hempstead and College Station and bridges the gap between Prosperity’s banking centers in northwest Houston, including Hempstead, and its five locations in Bryan-College Station. The Bank of Navasota operated one (1) banking office in Navasota, Grimes County, Texas, which became a full service banking center of Prosperity Bank. As of August 31, 2007, The Bank of Navasota reported total assets of approximately $73.4 million, loans of approximately $33.0 million, deposits of approximately $63.8 million and shareholders’ equity of approximately $9.1 million.

In connection with the acquisition, Prosperity issued 251,454 shares of its common stock and paid approximately $8.625 million in cash for all outstanding shares of The Bank of Navasota.

Prosperity Bancshares, Inc.®

Prosperity Bancshares, Inc.®, a $6.5 billion Houston, Texas based regional financial holding company is the parent company of Prosperity Bank®. Operating under a community banking philosophy, Prosperity seeks to develop broad customer relationships based on service and convenience. Prosperity offers a variety of traditional loan and deposit products to its customers, which consist primarily of small and medium sized businesses and consumers. In addition to established banking products, Prosperity offers a complete line of services including: Internet Banking services at www.prosperitybanktx.com, Retail Brokerage Services, MasterMoney Debit Cards, and 24 hour voice response banking. Prosperity currently operates one hundred thirty (130) full service banking locations and one (1) loan production office; forty-six (46) in the Houston CMSA; thirty-three (33) in the South Texas area including Corpus Christi and Victoria; twenty-six (26) in the Dallas/Fort Worth metroplex; two (2) in the East Texas area; twenty-three (23) in the Central Texas area including Austin and Bryan/College Station and one (1) loan production office in San Antonio.

Prosperity Bank® operates the following full service banking centers:

Central Texas	Cedar Hill	Cypress	South Texas Area -
Area -	Central Expressway	Downtown
	Frisco	Fairfield	Corpus Christi -
Austin -	Frisco - West	Gessner	Airline
Allandale	Kiest	Gladebrook	Carmel
Cedar Park	Preston Road	Harrisburg	Everhart
Congress	Red Oak	Heights	Northwest
183	The Colony	Highway 6 West	Saratoga
Lakeway	Turtle Creek	Hillcroft	Woodlawn
Liberty Hill	Westmoreland	Holcombe	Water Street
Oak Hill		Little York
Research Blvd	Fort Worth -	Long Point	Other South Texas
Round Rock	Haltom City	Medical Center	Locations -
	Keller	Memorial Drive	Alice
Bryan/College	Roanoke	Pecan Grove	Aransas Pass
Station -	Stockyards	River Oaks	Bay City
Bryan		Sugar Land	Beeville
Bryan- East	Other Dallas/Fort	SW Medical Center	Cuero
Bryan- North	Worth Locations -	Tanglewood	East Bernard
College Station	Azle	Uptown	Edna
Wellborn Road	Blooming Grove	Waugh Drive	El Campo
Navasota	Corsicana	Westheimer	Goliad
	Ennis	Woodcreek	Gonzales
Other Central	Gainesville		Hallettsville
Texas Locations -	Mesquite	Other Houston	Kingsville
Caldwell	Muenster	Area	Mathis
Dime Box	Sanger	Locations -	Palacios
Flatonia	Waxahachie	Angleton	Pleasanton
La Grange		Cinco Ranch	Port Aransas
Lexington	East Texas Area -	Cleveland	Port Lavaca
New Braunfels	Crockett	Dayton	Portland
Schulenburg	Grapeland	Galveston	Rockport
Weimar		Hempstead	Seguin
		Hitchcock	Sinton
		Katy	Victoria
	Houston Area -	Liberty	Victoria - North
Dallas/Fort Worth		Magnolia	Wharton
Area -	Houston -	Mont Belvieu	Yoakum
	Aldine	Needville	Yorktown
Dallas -	Bellaire	Sweeny
Abrams Centre	CityWest	Tomball
Balch Springs	Clear Lake	Waller
Camp Wisdom	Copperfield	West Columbia
Winnie
Wirt

In connection with the proposed acquisition of 1st Choice Bancorp, Inc., Prosperity has filed with the Securities and Exchange Commission a registration statement on Form S-4 to register the shares of Prosperity’s common stock to be issued to the shareholders of 1st Choice Bancorp. The registration statement includes a proxy statement/prospectus which will be sent to the shareholders of 1st Choice Bancorp seeking their approval of the proposed transaction.

WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THE PROPOSED TRANSACTION, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT PROSPERITY, 1ST CHOICE BANCORP AND THE PROPOSED TRANSACTION.

Investors and security holders may obtain free copies of these documents through the website maintained by the Securities and Exchange Commission at http://www.sec.gov. Documents filed with the SEC by Prosperity will be available free of charge by directing a request by telephone or mail to Prosperity Bancshares, Inc., Prosperity Bank Plaza, 4295 San Felipe, Houston, Texas 77027 Attn: Investor Relations. Prosperity’s telephone number is (281) 269-7199.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by our management on the conference call may contain, forward-looking statements within the meaning of the securities laws that are based on current expectations, assumptions’ estimates and projections about Prosperity Bancshares®, and its subsidiaries. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Prosperity’s control, that may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to whether Prosperity can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks; continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives. Other risks include, but are not limited to: the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Prosperity’s securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate fluctuations and interest rate fluctuations; weather; and the stock price volatility associated with “small-cap” companies. These and various other factors are discussed in our most recent Annual Report on Form 10-K and other reports and statements we have filed with the SEC.

Copies of the SEC filings for Prosperity Bancshares’s® may be downloaded from the Internet at no charge from www.prosperitybanktx.com.

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Prosperity Bancshares, Inc. ®

Financial Highlights

(Dollars and share amounts in thousands, except per share data)

	Three Months Ended
	Mar 31, 2008	Dec 31, 2007		Sept 30, 2007	June 30, 2007
Selected Earnings and Per Share Data	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)

Total interest income	$84,465	$85,441		$88,004	$87,300
Total interest expense	32,470	33,807		36,635	35,956

Net interest income	51,995	51,634		51,369	51,344
Provision for credit losses	1,167	120		75	320

Net interest income after provision for credit losses	50,828	51,514		51,294	51,024
Total non-interest income	12,679	13,248		14,159	13,845
Total non-interest expense	29,120	39,413		30,087	30,072

Net income before taxes	34,387	25,349		35,366	34,797
Federal income taxes	11,449	8,268		11,518	11,804

Net income	$22,938	$17,081	(A)	$23,848	$22,993

Basic earnings per share(B)	$0.52	$0.39	(A)	$0.54	$0.53
Diluted earnings per share(B)	$0.52	$0.38	(A)	$0.54	$0.52
Period end shares outstanding	44,279	44,151		44,110	43,811
Weighted average shares outstanding (basic)	44,188	44,133		43,910	43,796
Weighted average shares outstanding (diluted)	44,328	44,420		44,254	44,216

(A) Earnings for the three months ended December 31, 2007 includes a $10.0 million pre-tax, or $6.5 million after-tax, impairment charge on write-down of securities, which resulted in a $0.14 decrease in basic earnings per share to $0.39 per share and a $0.15 decrease in diluted earnings per share to $0.38 per share.

(B) Earnings per share in each quarter is computed individually using the weighted average number of shares outstanding during that quarter while earnings per share for the full fiscal year period is computed using the weighted average number of shares outstanding during the year. Thus, the sum for the quarters does not necessarily equal the full fiscal year period earnings per share.

Prosperity Bancshares, Inc. ®

Financial Highlights

(Dollars in thousands)

	Three Months Ended
	Mar 31, 2008	Mar 31, 2007	Dec 31, 2007	Dec 31, 2006
Balance Sheet Averages	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Total loans	$3,143,174	$2,876,029	$3,136,515	$2,203,459
Investment securities	1,977,510	1,873,905	1,801,443	1,576,469
Federal funds sold and other temporary investments	131,601	71,451	111,059	83,966

Total earning assets	5,252,285	4,821,385	5,049,017	3,863,894
Allowance for credit losses	(31,948)	(32,131)	(34,595)	(24,034)
Cash and due from banks	145,693	131,998	141,696	90,942
Goodwill	762,406	646,820	746,427	425,072
Core Deposit Intangibles (CDI)	44,790	22,906	47,372	23,652
Other real estate	11,422	752	5,622	125
Fixed assets, net	123,534	99,147	120,720	63,618
Other assets	110,969	105,335	106,099	64,019

Total assets	$6,419,151	$5,796,212	$6,182,358	$4,507,288

Non-interest bearing deposits	$1,155,210	$1,035,294	$1,182,179	$822,458
Interest bearing deposits	3,782,709	3,500,810	3,602,925	2,813,906

Total deposits	4,937,919	4,536,104	4,785,104	3,636,364
Securities sold under repurchase agreements	66,074	59,236	66,538	47,361
Federal funds purchased and other borrowings	96,978	110,703	41,106	31,044
Junior subordinated debentures	112,885	130,413	112,885	100,519
Other liabilities	61,745	31,050	54,839	33,420
Shareholders’ equity(C)	1,143,550	928,706	1,121,886	658,580

Total liabilities and equity	$6,419,151	$5,796,212	$6,182,358	$4,507,288

(C) Includes ($1,330), ($2,573), ($2,287) and ($3,545) in after tax unrealized (losses) on available for sale securities for the three month periods ending March 31, 2008, March 31, 2007, December 31, 2007 and December 31, 2006, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars in thousands)

	Three Months Ended
	Mar 31, 2008	Mar 31, 2007	Dec 31, 2007		Dec 31, 2006
Income Statement Data	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)

Interest on loans	$58,520	$57,260	$61,682		$43,741
Interest on securities	24,783	21,708	22,446		18,034
Interest on federal funds sold and other earning assets	1,162	895	1,313		1,118

Total interest income	84,465	79,863	85,441		62,893

Interest expense - deposits	28,945	29,113	30,354		23,455
Interest expense - debentures	2,019	2,598	2,206		2,095
Interest expense - other	1,506	2,064	1,247		937

Total interest expense	32,470	33,775	33,807		26,487

Net interest income(D)	51,995	46,088	51,634		36,406
Provision for credit losses	1,167	245	120		144

Net interest income after provision for credit losses	50,828	45,843	51,514		36,262
Service charges on deposit accounts	10,506	8,510	11,029		6,769
Net gain on sale of assets	43	14	85		44
Brokered mortgage income	109	132	105		178
Gain on sale of held for sale loans	73	604	132		0
Gain on sale of securities	0	0	28		0
Other non-interest income	1,948	2,411	1,869		1,250

Total non-interest income	12,679	11,671	13,248		8,241

Salaries and benefits(E)	16,130	15,302	15,747		10,103
CDI amortization	2,492	2,145	2,620		1,253
Net occupancy and equipment	2,810	2,458	2,775		2,070
Depreciation	1,937	1,876	1,955		1,281
Impairment write-down loss on securities	0	0	9,975		0
Data processing and software amortization	1,291	985	1,123		884
Other non-interest expense	4,460	4,505	5,218		3,601

Total non-interest expense	29,120	27,271	39,413		19,192

Net income before taxes	34,387	30,243	25,349		25,311
Federal income taxes	11,449	10,014	8,268		8,709

Net income available to common shareholders	$22,938	$20,229	$17,081	(F)	$16,602

(D) Net interest income on a tax equivalent basis would be $52,832, $46,764, $52,467 and $36,891, for the three months ended March 31, 2008, March 31, 2007, December 31, 2007 and December 31, 2006, respectively.

(E) Salaries and benefits includes stock-based compensation expense of $248, $433, $477 and $244 for the three months ended March 31, 2008, March 31, 2007, December 31, 2007 and December 31, 2006, respectively.

(F) Earnings for the three months ended December 31, 2007 includes a $6.5 million after-tax impairment charge on write-down of securities.

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars and share amounts in thousands, except per share data)

	Three Months Ended
	Mar 31, 2008	Mar 31, 2007	Dec 31, 2007		Dec 31, 2006
Common Share and Other Data	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)

Employees - FTE	1,374	1,432	1,359		908
Book value per share	$25.93	$24.37	$25.54		$20.26
Tangible book value per share	$7.58	$6.29	$7.42		$6.62
Period end shares outstanding	44,279	43,766	44,151		32,793
Weighted average shares outstanding (basic)	44,188	39,813	44,133		32,791
Weighted average shares outstanding (diluted)	44,328	40,283	44,420		33,199
Non-accrual loans	$1,332	$1,307	$1,035		$181
Accruing loans 90 or more days past due	4,484	831	4,092		767
Restructured loans	0	0	0		0

Total non-performing loans	5,816	2,138	5,127		948
Repossessed assets	126	37	56		32
Other real estate	11,612	2,139	10,207		140

Total non-performing assets	$17,554	$4,314	$15,390		$1,120
Allowance for credit losses at end of period	$32,067	$36,341	$32,543		$23,990
Net charge-offs	$1,643	$635	$3,113		$247
Basic earnings per share	$0.52	$0.51	$0.39	(G)	$0.51
Diluted earnings per share	$0.52	$0.50	$0.38	(G)	$0.50

(G) Earnings for the three months ended December 31, 2007 includes a $10.0 million pre-tax, or $6.5 million after-tax, impairment charge on write-down of securities, which resulted in a $0.14 decrease in basic earnings per share to $0.39 per share and a $0.15 decrease in diluted earnings per share to $0.38 per share.

Prosperity Bancshares, Inc.®

Financial Highlights

	Three Months Ended
	Mar 31, 2008	Mar 31, 2007	Dec 31, 2007		Dec 31, 2006
Performance Ratios	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)

Return on average assets (annualized)	1.43%	1.40%	1.11	%(H)	1.47%
Return on average common equity (annualized)	8.02%	8.71%	6.09	%(H)	10.08%
Return on average tangible common equity	27.28%	31.24%	20.83	%(H)	31.64%
Net interest margin(I) (tax equivalent)	4.03%	3.93%	4.12%		3.79%

Efficiency ratio(J)	45.06%	47.23%	45.45%		43.03%

Asset Quality Ratios

Non-performing assets to average earning assets	0.33%	0.09%	0.30%		0.03%
Non-performing assets to and other real estate	0.55%	0.13%	0.49%		0.05%
Net charge-offs to average loans	0.05%	0.02%	0.10%		0.01%
Allowance for credit losses to total loans	1.01%	1.12%	1.04%		1.10%

Common Stock Market

High	$31.46	$37.11	$35.07		$35.38

Low	$21.96	$32.18	$28.18		$32.54

Period end market price	$28.66	$34.74	$29.39		$34.51

(H) Earnings for the three months ended December 31, 2007 includes a $6.5 million after-tax impairment charge on write-down of securities, which resulted in a 41 basis point decrease on return on average assets to 1.11%, a 231 basis point decrease on return on average equity to 6.09% and a 790 basis point decrease on return on average tangible common equity to 20.83%.

(I) Net interest margin for all periods presented is calculated on an actual/365 day basis.

(J) Calculated by dividing total non-interest expense (excluding credit loss provisions) by net interest income plus non-interest income (excluding net gains and losses on the sale of securities and assets). Additionally, taxes are not part of this calculation.

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars in thousands)

	March 31, 2008		March 31, 2007		December 31, 2007		December 31, 2006
Balance Sheet Data (at period end)	(Unaudited)		(Unaudited)		(Unaudited)		(Unaudited)

Loan Portfolio
Commercial	$452,635	14.3%	$474,127	14.6%	$453,644	14.5%	$297,677	13.7%
Construction	664,679	21.0%	752,790	23.2%	683,171	21.7%	433,178	19.9%
1-4 family residential	546,765	17.3%	519,532	16.0%	526,338	16.7%	376,996	17.3%
Home equity	94,559	3.0%	93,348	2.9%	93,877	3.0%	63,427	2.9%
Commercial real estate	1,161,668	36.7%	1,166,638	35.9%	1,148,709	36.6%	881,125	40.5%
Agriculture	119,346	3.8%	109,521	3.4%	114,019	3.6%	57,429	2.6%
Consumer	121,975	3.9%	131,752	4.0%	123,213	3.9%	66,675	3.1%

Total Loans	$3,161,627		$3,247,708		$3,142,971		$2,176,507

Deposit Types
Non-interest bearing DDA	$1,202,622	24.3%	$1,188,741	24.1%	$1,168,069	23.5%	$835,876	22.4%
Interest bearing DDA	769,440	15.5%	868,481	17.6%	1,004,761	20.2%	736,962	19.8%
Money Market	1,042,744	21.1%	1,037,960	21.1%	970,112	19.5%	825,510	22.2%
Savings	239,633	4.8%	233,505	4.7%	223,161	4.5%	168,677	4.5%
Time < $100	819,671	16.6%	806,295	16.4%	791,818	16.0%	584,360	15.7%
Time > $100	874,608	17.7%	793,258	16.1%	808,486	16.3%	574,293	15.4%

Total Deposits	$4,948,718		$4,928,240		$4,966,407		$3,725,678

Loan to Deposit Ratio	63.9%		65.9%		63.3%		58.4%

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars in thousands)

	Mar 31, 2008	Dec 31, 2007	Sept 30, 2007	June 30, 2007	Mar 31, 2007
Balance Sheet Data (at period end)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Total loans	$3,161,627	$3,142,971	$3,127,555	$3,181,176	$3,247,708
Investment securities(K)	2,086,382	1,857,606	1,804,326	1,818,723	1,886,294
Federal funds sold and other temporary investments	32,268	193,043	101,173	32,243	66,457

Total earning assets	5,280,277	5,193,620	5,033,054	5,032,142	5,200,459
Allowance for credit losses	(32,067)	(32,543)	(35,536)	(36,129)	(36,341)
Cash and due from banks	159,754	178,247	141,662	153,854	135,497
Goodwill	769,013	753,909	745,650	736,624	739,328
Core deposit intangibles	43,577	46,069	48,689	49,317	51,883
Other real estate	11,612	10,207	1,460	3,637	2,138
Fixed assets, net	123,806	120,044	120,794	120,810	118,287
Other assets	108,761	102,790	114,751	124,659	115,448

Total assets	$6,464,733	$6,372,343	$6,170,524	$6,184,914	$6,326,699

Demand deposits	$1,202,622	$1,168,069	$1,165,089	$1,184,172	$1,188,741
Interest bearing deposits	3,746,096	3,798,338	3,618,925	3,592,210	3,739,499

Total deposits	4,948,718	4,966,407	4,784,014	4,776,382	4,928,240
Securities sold under repurchase agreements	70,942	84,581	79,484	86,035	73,916
Federal funds purchased and other borrowings	125,360	31,466	31,988	59,499	65,621
Junior subordinated debentures	112,885	112,885	112,885	120,617	145,360
Other liabilities	58,761	49,573	50,908	60,805	46,993

Total liabilities	5,316,666	5,244,912	5,059,279	5,103,338	5,260,130
Shareholders’ equity(L)	1,148,067	1,127,431	1,111,245	1,081,576	1,066,569

Total liabilities and equity	$6,464,733	$6,372,343	$6,170,524	$6,184,914	$6,326,699

(K) Includes $3,903, ($7,795), ($2,924), ($5,111) and ($2,435) in unrealized gains (losses) on available for sale securities for the quarterly periods ending March 31, 2008, December 31, 2007, September 30, 2007, June 30, 2007 and March 31, 2007, respectively.

(L) Includes $2,537, ($5,067), ($1,901), ($3,322) and ($1,583) in after tax unrealized gains (losses) on available for sale securities for the quarterly periods ending March 31, 2008, December 31, 2007, September 30, 2007, June 30, 2007 and March 31, 2007, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars in thousands)

	Three Months Ended
	Mar 31, 2008	Dec 31, 2007		Sept 30, 2007	Jun 30, 2007	Mar 31, 2007
Income Statement Data	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)
Interest on loans	$58,520	$61,682		$64,036	$64,622	$57,260
Interest on securities	24,783	22,446		23,316	21,996	21,708
Interest on federal funds sold and other earning assets	1,162	1,313		652	682	895

Total interest income	84,465	85,441		88,004	87,300	79,863

Interest expense- deposits	28,945	30,354		31,794	31,421	29,113
Interest expense- debentures	2,019	2,206		2,358	2,896	2,598
Interest expense- other	1,506	1,247		2,483	1,639	2,064

Total interest expense	32,470	33,807		36,635	35,956	33,775

Net interest income	51,995	51,634		51,369	51,344	46,088
Provision for credit losses	1,167	120		75	320	245

Net interest income after provision for credit losses	50,828	51,514		51,294	51,024	45,843
Service charges on deposits accounts	10,506	11,029		10,785	10,613	8,510
Net gain on sale of assets	43	85		640	82	14
Brokered mortgage income	109	105		188	254	132
Gain on sale of held for sale loans	73	132		269	310	604
Gain on sale of securities	0	28		58	0	0
Other non-interest income	1,948	1,869		2,219	2,586	2,411

Total non-interest income	12,679	13,248		14,159	13,845	11,671

Salaries and benefits	16,130	15,747		16,365	16,496	15,302
CDI amortization	2,492	2,620		2,586	2,566	2,145
Net occupancy and equipment	2,810	2,775		2,665	2,636	2,458
Depreciation	1,937	1,955		1,895	1,885	1,876
Impairment write-down loss on securities	0	9,975		0	0	0
Data processing and software amortization	1,291	1,123		1,290	1,172	985
Other non-interest expense	4,460	5,218		5,286	5,317	4,505

Total non-interest expense	29,120	39,413		30,087	30,072	27,271

Net income before taxes	34,387	25,349		35,366	34,797	30,243
Federal income taxes	11,449	8,268		11,518	11,804	10,014

Net income available to common shareholders	$22,938	$17,081	(M)	$23,848	$22,993	$20,229

(M) Earnings for the three months ended December 31, 2007 includes a $10.0 million pre-tax, or $6.5 million after-tax, impairment charge on write-down of securities.

Prosperity Bancshares, Inc.®

Financial Highlights

	Three Months Ended
	Mar 31, 2008	Dec 31, 2007		Sep 30, 2007	Jun 30, 2007	Mar 31, 2007
	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)
Comparative Quarterly Asset Quality, Performance & Capital Ratios
Return on average assets (annualized)	1.43%	1.11	%(N)	1.53%	1.47%	1.40%
Return on average common equity (annualized)	8.02%	6.09	%(N)	8.67%	8.54%	8.71%
Return on average tangible equity (annualized)	27.28%	20.83	%(N)	30.53%	32.04%	31.24%
Net interest margin (tax equivalent) (annualized)	4.03%	4.12%		4.07%	4.09%	3.93%

Employees—FTE	1,374	1,359		1,369	1,408	1,432

Efficiency ratio	45.06%	45.45%		46.41%	46.19%	47.23%
Non-performing assets to average earning assets	0.33%	0.30%		0.19%	0.22%	0.09%
Non-performing assets to loans and other real estate	0.55%	0.49%		0.30%	0.35%	0.13%
Net charge-offs to average loans	0.05%	0.10%		0.04%	0.02%	0.02%
Allowance for credit losses to total loans	1.01%	1.04%		1.14%	1.14%	1.12%

Tier 1 risk-based capital	13.16%	13.13%		13.03%	12.36%	12.08%

Total risk-based capital	14.11%	14.11%		14.11%	14.18%	13.13%

Tier 1 leverage capital	7.91%	8.09%		7.83%	7.57%	8.31%

Tangible equity to tangible	5.94%	5.88%		5.89%	5.48%	4.97%

Equity to assets	17.76%	17.69%		18.01%	17.49%	16.86%

(N) Earnings for the three months ended December 31, 2007 includes a $6.5 million after-tax impairment charge on write-down of securities, which resulted in a 41 basis point decrease on return on average assets to 1.11%, a 231 basis point decrease on return on average equity to 6.09% and a 790 basis point decrease on return on average tangible common equity to 20.83%.

Prosperity Bancshares, Inc.®

Supplemental Financial Data (Unaudited)

(Dollars in thousands)

	Three Months Ended Mar 31, 2008
YIELD ANALYSIS	Average Balance	Interest Earned / Interest Paid	Average Yield/ Rate
Interest Earning Assets:
Loans	$3,143,174	$58,520	7.47%
Investment securities	1,977,510	24,783	5.01%
Federal funds sold and other temporary investments	131,601	1,162	3.54%

Total interest earning assets	5,252,285	$84,465	6.45%

Allowance for credit losses	(31,948)
Non-interest earning assets	1,198,814

Total assets debentures	$6,419,151

Interest Bearing Liabilities:
Interest bearing demand deposits	$869,728	$3,121	1.44%
Savings and money market deposits	1,252,346	7,414	2.37%
Certificates and other time deposits	1,660,635	18,410	4.45%
Securities sold under repurchase agreements	66,074	604	3.67%
Federal funds purchased and other borrowings	96,978	902	3.73%
Junior subordinated debentures	112,885	2,019	7.17%

Total interest bearing liabilities	4,058,646	$32,470	3.21%

Non-interest bearing liabilities:
Non-interest bearing demand deposits	1,155,210
Other liabilities	61,745

Total liabilities	5,275,601
Shareholders’ equity	1,143,550

Total liabilities and shareholders’ equity	$6,419,151

Net Interest Income & Margin		$51,995	3.97%

Net Interest Income & Margin (tax equivalent)		$52,832	4.03%

Prosperity Bancshares, Inc.®

Supplemental Financial Data (Unaudited)

(Dollars in thousands)

	Three Months Ended Mar 31, 2007
YIELD ANALYSIS	Average Balance	Interest Earned / Interest Paid	Average Yield/Rate
Interest Earning Assets:
Loans	$2,876,029	$57,260	8.07%
Investment securities	1,873,905	21,708	4.63%
Federal funds sold and other temporary investments	71,451	895	5.08%

Total interest earning assets	4,821,385	$79,863	6.72%

Allowance for credit losses	(32,131)
Non-interest earning assets	1,006,958

Total assets repurchase agreements	$5,796,212

Interest Bearing Liabilities:
Interest bearing demand deposits	$860,328	$4,730	2.23%
Savings and money market deposits	1,178,241	8,267	2.85%
Certificates and other time deposits	1,462,241	16,116	4.47%
Securities sold under repurchase agreements	59,236	602	4.12%
Federal funds purchased and other borrowings	110,703	1,462	5.36%
Junior subordinated debentures	130,413	2,598	8.08%

Total interest bearing liabilities	3,801,162	$33,775	3.60%

Non-interest bearing liabilities:
Non-interest bearing demand deposits	1,035,294
Other liabilities	31,050

Total liabilities	4,867,506
Shareholders’ equity	928,706

Total liabilities and shareholders’ equity	$5,796,212

Net Interest Income & Margin		$46,088	3.88%

Net Interest Income & Margin (tax equivalent)		$46,764	3.93%

Prosperity Bancshares, Inc.®

Supplemental Financial Data (Unaudited)

(Dollars in thousands)

	Three Months Ended Dec 31, 2007
YIELD ANALYSIS	Average Balance	Interest Earned / Interest Paid	Average Yield/Rate
Interest Earning Assets:
Loans	$3,136,515	$61,682	7.80%
Investment securities	1,801,443	22,446	4.98%
Federal funds sold and other temporary investments	111,059	1,313	4.69%

Total interest earning assets	5,049,017	$85,441	6.71%

Allowance for credit losses	(34,595)
Non-interest earning assets	1,167,936

Total assets	$6,182,358

Interest Bearing Liabilities:
Interest bearing demand deposits	$826,751	$3,510	1.68%
Savings and money market deposits	1,189,161	8,289	2.77%
Certificates and other time deposits	1,587,013	18,555	4.64%
Securities sold under repurchase agreements	66,538	707	4.22%
Federal funds purchased and other borrowings	41,106	540	5.21%
Junior subordinated debentures	112,885	2,206	7.75%

Total interest bearing liabilities	3,823,454	$33,807	3.51%

Non-interest bearing liabilities:
Non-interest bearing demand deposits	1,182,179
Other liabilities	54,839

Total liabilities	5,060,472
Shareholders’ equity	1,121,886

Total liabilities and shareholders’ equity	$6,182,358

Net Interest Income & Margin		$51,634	4.06%

Net Interest Income & Margin (tax equivalent)		$52,467	4.12%

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